EXHIBIT 23.1

Board of Directors
Western Goldfields, Inc.
Reno, Nevada



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
                     ---------------------------------------

We consent to the use of our report dated February 26, 2004, except for Note 17, which is dated April 19, 2004 on the financial statements of Western Goldfields, Inc. as of December 31, 2003 and 2002 and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.



/s/  Williams & Webster, P.S.
-----------------------------
Williams & Webster, P.S.
Spokane, Washington

May 7, 2004


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